ROYALTY AGREEMENT

This Deed is dated for reference as of the 27 day of February, 2014,

BETWEEN:

WARATAH INVESTMENTS LIMITED, a Ghanaian corporation with an address at 15 Odum Street North Dzorwulu Accra, Ghana

(“WIL”)

AND:

KENDERES BIOGAZ TERMELO KORLATOLT FELELOSSEGU TARASAG, a Hungarian corporation with an address at 5331 Kenderes, 0308/2, Hungary

(“Kenderes”)

WHEREAS:

A.	Waratah Capital Limited (“WCL”) previously entered into a royalty deed (the “Previous Deed”) with International Eco Endeavors Corp. (“Eco”) dated June 1, 2012;

B.	Kenderes is an indirect wholly-owned subsidiary of Eco;

C.	WIL and WCL are affiliate corporations by virtue of the fact that they are controlled by the same sole shareholder;

D.	Kenderes has entered an amalgamation agreement dated June 13, 2013, as amended (the “Amalgamation Agreement”), with Blox, Inc. (formerly known as Nava Resources, Inc.), Ourco Capital Ltd., Kenderesh Endeavors Corp. and Eco whereby, it is a closing condition to the transactions contemplated by the Amalgamation Agreement that the parties terminate the Previous Deed and enter into this Deed;

E.	WCL and Eco have entered into an agreement to terminate the Previous Deed; and

F.	In consideration for the termination of the Previous Deed, for the amounts advanced to date by WIL to ECO, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), Kenderes has agreed to grant the royalty as provided for in this Deed.

NOW THEREFORE THIS DEED WITNESSES:

ARTICLE 1 – INTERPRETATION

1.1	Defined Terms

For the purposes of this Deed the following terms shall have the following meanings:

(a)	“Kenderes Biogaz Plant” means the biogas plant located in Budapest, Hungary owned and operated by Kenderes;

(b)	“Revenue” means top line revenue, which for the avoidance of any doubt, shall be interpreted in accordance with International Financial Reporting Standards; and

(c)	“Royalty” means 3% of all Revenue generated from the Kenderes Biogaz Plant determined and calculated on a quarterly basis throughout each and every financial year and 1.5% of all other Revenue generated from all other assets of Kenderes Biogaz other than the Kenderes Biogaz Plant.

ARTICLE 2- ROYALTY

2.1	The Royalty

(a)	Kenderes agrees to pay WIL the Royalty in perpetuity.

(b)	The Royalty shall be payable within 15 days of each financial year in such manner and to such account as WIL shall nominate in writing to Kenderes.

2.2	Disputes

(a)	If WIL shall have any dispute as to the calculation of the Royalty, the matter shall first be referred to the President of each of the parties who shall have 14 days to resolve the matter but should they not be able to resolve the dispute in this time then the dispute shall be referred by Kenderes to an independent appointed accountant who shall determine the calculation.

2.3	Subsidiaries

For the avoidance of doubt, in calculating the Royalty and for the purpose of the Royalty, Kenderes shall include in its revenues all revenues receivable by its wholly-owned subsidiaries.

ARTICLE 3 - GENERAL PROVISIONS

3.1	Severability

If any provision of this agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions of this agreement shall not be affected thereby and shall remain valid and enforceable.

3.2	Notices

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to the WIL or Kenderes shall be sufficiently given if delivered personally, or if sent by prepaid courier or if transmitted by facsimile to such party to the addresses or fax numbers indicated at the beginning of this agreement, or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice or other writing delivered personally or by prepaid courier to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day, then such notice or other writing shall be deemed to have been given and received on the next Business Day following such day. Any notice or other writing transmitted by facsimile or other form of recorded communication shall be deemed to be given and received on the first Business Day after its transmission.

3.3	Counterparts

This agreement may be executed in several counterparts, including by facsimile or portable document format (“.pdf”), each of which when executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

3.4	Further Acts

Each of the parties to this agreement shall at the request of any other party, and at the expense of the WIL, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this agreement.

[Signature page to follow]

IN WITNESS WHEREOF the parties have signed, sealed and delivered this Royalty Agreement as of the date first written above.
KENDERES BIOGAZ TERMELO KORLATOLT FELELOSSEGU TARASAG	WARATAH INVESTMENTS LIMITED

Per:	“signed”	Per:	“Nicholas Taylor”
	Authorized Signatory		Authorized Signatory

Nicholas Taylor